Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated November 12, 2024, with respect to the consolidated financial statements of Emerson Electric Co., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/KPMG LLP
St. Louis, Missouri
November 12, 2024